Exhibit 99.2

MEDIA CONTACTS:	Pam Joy
207-642-7337
pjoy@fairpoint.com

Connie Gemmer
207-671-6678
connie@bartongingold.com

FAIRPOINT SELECTS LOCAL VENDOR IN MAINE FOR PAYMENT PROCESSING IN MAINE, NEW HAMPSHIRE AND VERMONT

FISC SOLUTIONS OF LEWISTON TO PROCESS CONSUMER PAYMENTS

Lewiston, M.E. (October 11, 2007) – FairPoint Communications, Inc. (NYSE: FRP) today announced  it has selected FISC Solutions of Lewiston, Maine, to provide FairPoint with payment processing services, which entails the design and implementation of solutions geared toward improving payment processing efficiency with enhanced security, among other services. FISC was selected as part of FairPoint’s proposed transaction relating to Verizon’s wireline operations in Maine, New Hampshire and Vermont.

FairPoint’s selection of FISC will provide a boost to the local economy, as FISC expects to add approximately 10 new jobs to serve the FairPoint account. In addition, more than 700,000 pieces of mail on a monthly basis that currently are being processed outside of the northern New England region will instead be processed within Maine following the close of the proposed transaction.

FairPoint’s Chairman & CEO Gene Johnson said, “The selection of FISC demonstrates both our commitment to selecting top-tier vendors to serve our customers, as well as our focus on job creation in the northern New England region. In addition to the approximately 675 new positions we expect to create at FairPoint, the growth of our vendors will preserve and add more jobs indirectly.  FISC has more than 30 years of payment processing experience, strong financial backing, and offers a wide range of services that will enable us to better serve our customers. We look forward to the beginning of a long-term relationship with yet another locally based vendor.”

“We are excited to be working with FairPoint as they seek to improve the communications of the citizens living and working in northern New England,” said Carol Sabasteanski, FISC’s CEO. “We believe that our experience in serving this region, coupled with our extensive and diverse payment and billing processing solutions, will support FairPoint’s efforts to increase its customers’ experience, while simultaneously improving FairPoint’s payment processing efficiency. Furthermore, our selection by FairPoint will help us expand our business, as we will add additional staff sourced from the local job market to serve this important account.”

About FairPoint
FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

# # #